EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Form S-1 Registration Statement for Millennium Group Worldwide Incorporated under the caption “Legal Matters”.

/s/ CARL N. DUNCAN, ESQ., LLC

      Carl N. Duncan, ESQ., LLC

Bethesda, Maryland

August 16, 2007